Exhibit 99.1
Investor and Financial Contacts:
Eileen Pattinson
Investor Relations
(760) 603-7208
FOR IMMEDIATE RELEASE
Life Technologies Announces Third Quarter 2009 Results
Third quarter GAAP revenue of $801 million, and non-GAAP revenue of $805 million
Third quarter GAAP earnings per share of $0.22, and non-GAAP earnings per share of $0.73
Free cash flow of $164 million in the third quarter
CARLSBAD, CA, October 27, 2009 — Life Technologies Corporation (NASDAQ: LIFE) today announced results for its third quarter ended September 30, 2009. Non-GAAP revenue for the third quarter was $805 million, an increase of 3 percent over third quarter revenue of $784 million in 2008, as if Invitrogen and Applied Biosystems had been combined. Excluding the impact of currency and the divested LIMS business unit, organic revenue grew 5 percent over the same period in the previous year.
“I am very pleased that we’ve again delivered such strong results,” said Greg Lucier, Chairman and Chief Executive Officer of Life Technologies. “We saw good demand for our products and services around the globe, and began to receive the initial purchases emanating from the American Recovery and Reinvestment Act. The company also achieved its integration goals for the quarter, the most notable accomplishment being the completion of the portfolio review which resulted in the sale of our mass spectrometry joint venture to Danaher Corporation.”
Third quarter GAAP diluted earnings per share was $0.22, which includes $0.29 per share of acquisition related intangible amortization expense, $0.04 per share of non-cash interest expense associated with the adoption of FSP APB14-1, and $0.15 per share of business integration costs and other items. In addition, GAAP earnings per share includes $0.03 per share of accelerated amortization of debt issuance cost resulting from the early payment of debt incurred as a result of the Applied Biosystems merger. On a non-GAAP basis, which excludes these items, diluted earning per share was $0.73.

Analysis of Third Quarter 2009 Results
•	Third quarter non-GAAP 2009 revenue increased 3 percent over the previous year. Revenue growth without the impact from currency and the divested LIMS business was 5 percent, which was a result of strong growth in Europe, Asia Pacific, Japan and the majority of product areas. Revenue from foreign currency exchange had a negative 2 point effect on reported revenue growth.

•	Gross margin in the third quarter on a non-GAAP basis was 67.0 percent, an improvement of 20 basis points over the prior year quarter. Positive price realization across the portfolio, lower royalty expense and reduced costs as a result of merger synergies all contributed to the gross margin improvements offset partially by the negative impact of currency and lower royalty revenues.

•	Non-GAAP operating margin was 27.3 percent in the third quarter, representing an increase of approximately 290 basis points over the same period in 2008. The increase in operating margin was a result of improved gross margins, as well as lower operating expenses due to synergy realization and other targeted cost reductions.

•	Third quarter non-GAAP tax rate was 29.1 percent.

•	Diluted weighted shares outstanding were 183.4 million in the third quarter.

•	Cash flow from operating activities for the third quarter was $200 million. Third quarter capital expenditures were $36 million and resulting free cash flow was $164 million. The company ended the quarter with $580 million in cash & short-term investments, including $52 million held as restricted cash.
Business Highlights:
•	Molecular Biology Systems division revenue was $394 million in the third quarter, an increase of approximately 5 percent over the same period last year. Excluding the impact from currency, organic revenue growth was 8 percent. This growth was a result of broad demand across the portfolio, including continued strong orders for the company’s Influenza A (H1N1) related products.

•	Genetic Systems division revenue was $216 million in the third quarter, an increase of 5 percent over the same period last year. Excluding the impact from currency and the divested LIMS business, organic revenue growth was 7 percent. This increase was a result of double-digit growth for consumable kits and capillary electrophoresis instruments sold into applied markets like forensics, continued growth of next generation sequencing systems, as well as low single-digit growth in capillary electrophoresis sold into the life science research market.

•	Cell Systems division revenue was $189 million in the third quarter, a decrease of 3 percent over the same period last year. Excluding the impact from currency, organic revenue was flat year over year. Expected declines in media sold to pharmaceutical and biotechnology customers were offset by significant growth in other product areas such as stem cell related products and cellular analysis solutions.

•	The Mass Spectrometry division, the company’s joint venture with MDS Analytical Technologies, contributed $6 million in other income. This income was a result of $111 million in revenue, an increase of 2 percent over prior year. Excluding the impact from currency, organic growth was 3 percent. As announced on September 2nd, a definitive agreement has been signed to sell the company’s ownership stake in the division to Danaher Corporation. The transaction is expected to close in the fourth quarter and is subject to customary closing conditions

•	Regional organic growth rates, excluding the impact from the company’s mass spectrometry joint venture, were as follows compared to the same quarter of the prior year: the America’s increased 1 percent, Europe increased 8 percent, Asia Pacific increased 21 percent, and Japan increased 7 percent.

•	Third quarter company and technology highlights include:
•	Continued expansion of the leading line of TaqMan® assays with the introduction of a new line of real-time PCR assays that enable researchers to rapidly detect and quantify proteins in human cell samples.

•	The launch of a new genomic analysis tool, the MeltDoctorTM High-Resolution Melt (HRM) Reagents, which will help researchers in studies that associate genetic variation with specific diseases, and adds another industry leading technology to Life Technologies’ advanced genomics portfolio of products.

•	Launch of a new biomarker tool for use in pre-clinical research, which is indicative of the company’s increasing focus on advancements in the diagnostics market. The PlexMark™ 3 Renal Biomarker Panel Assay is a non-invasive and cost-effective research tool for performing kidney function post-transplantation studies rapidly and easily.

•	Furthering the company’s goal to advance education in science, the Life Technologies Foundation awarded $1.7 million in new grants for projects that include the creation of an online biology textbook, and building a museum exhibit about the human cell.
Fiscal Year 2009 Outlook
Subject to the risk factors detailed in the Safe Harbor Statement section of this release, the company increased its expectations for fiscal year 2009 financial performance. Organic revenue in the fourth quarter of 2009 is expected to increase in the high single digits, including a modest impact from ARRA stimulus funds. The revised full year non-GAAP earnings per share are now expected to be in the range of $2.90 to $2.95. The company will provide further detail on its business outlook during the conference call today.
Use of Pro-forma statements for comparison purposes
Posted on the Company’s investor relations Web site is a quarterly pro-forma 2008 Income Statement, down to operating income, for the combined companies of Invitrogen and Applied Biosystems. Also provided is quarterly revenue detail for each of Life Technologies’ technology divisions. These pro-forma income statements are meant for reference only and represent what the company profitability would have been if Invitrogen and Applied Biosystems had been combined during those years. Interested parties may access this document at www.lifetechnologies.com/corporate/investor relations/financial reports/GAAP Reconciliations. In addition, incorporated in this press release is a table comparing the current quarter results to the same quarter from the previous year using the pro-forma data provided in the table titled Life Technologies Corporate Condensed Non-GAAP and Reconciliation of Non-GAAP Adjustments. All comparisons of financial results from revenue to operating income will use the provided pro-forma statements.
Conference Call and Webcast Details
The company will discuss its financial and business results as well as its business outlook on its conference call at 8:30 a.m. EDT today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the company’s Investor Relations Web site at www.lifetechnologies.com. The Webcast can be accessed through the investor relations page of the Life Technologies’ Web site at www.lifetechnologies.com. Alternatively, callers may listen to the live conference call by dialing 866.543.6408 (domestic) or 617.213.8899 (international) and use passcode 86799224. A replay of the Webcast will be available on the Company’s Web site through Tuesday, November 17, 2009.
The company will also hold a post-earnings Q&A call for analysts and investors on the same day at 11:00 a.m. EDT. The Webcast can be accessed through the investor relations page of the Life Technologies’ Web site at www.lifetechnologies.com. Alternatively, callers may listen to the live conference call by dialing 866.825.1709 (domestic) or 617.213.8060 (international) and use passcode 10585706. A replay of the Webcast will be available on the Company’s Web site through Tuesday, November 17, 2009.
About Life Technologies
Life Technologies Corporation (NASDAQ: LIFE) is a global biotechnology tools company dedicated to improving the human condition. Our systems, consumables and services enable researchers to accelerate scientific exploration, driving to discoveries and developments that make life even better. Life Technologies customers do their work across the biological spectrum, working to advance personalized medicine, regenerative science, molecular diagnostics, agricultural and environmental research, and 21st century forensics. Life Technologies had sales of more than $3 billion in 2008, employs approximately 9,500 people, has a presence in more than 100 countries, and possesses a rapidly growing intellectual property estate of approximately 3,600 patents and exclusive licenses. Life Technologies was created by the combination of Invitrogen Corporation and Applied Biosystems Inc. For more information on how we are making a difference please visit our Website: www.lifetechnologies.com.
Safe Harbor Statement
This press release includes forward-looking statements about our anticipated results that involve risks and uncertainties. Some of the information contained in this press release, including, but not limited to, statements as to, financial projections, including revenue and non-GAAP earnings per share, momentum in 2009, plans to sustain and expand organic growth and increase operating margins, industry trends and Life Technologies’ plans, objectives, expectations and strategy for its business, contains forward-looking statements that are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by Life Technologies with the Securities and Exchange Commission. Life Technologies undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

LIFE TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

	For the three months				For the three months
(in thousands, except per share data)	ended September 30, 2009				ended September 30, 2008(11)
(unaudited)	GAAP	Adjustments		Non-GAAP	GAAP		Adjustments		Non-GAAP
Revenues	$800,729	$4,357	(2)	$805,086	$361,696		$—		$361,696
Cost of revenues	266,499	(610	)(3)	265,889	125,865		(539	)(3)	125,326
Purchased intangibles amortization	71,445	(71,445	)(4)	—	17,677		(17,677	)(4)	—

Gross profit	462,785	76,412		539,197	218,154		18,216		236,370

Gross margin	57.8%			67.0%	60.3%				65.4%

Operating expenses:
Selling, general and administrative	240,016	(2,419	)(5)	237,597	118,301		—		118,301
Research and development	82,724	(834	)(5)	81,890	31,430		—		31,430
Purchased in-process research and development	—	—		—	18,901		(18,901	)(4)
Business consolidation costs	23,345	(23,345	)(6)	—	14,176		(14,176	)(6)	—

Total operating expenses	346,085	(26,598)		319,487	182,808		(33,077)		149,731

Operating income	116,700	103,010		219,710	35,346		51,293		86,639
Operating margin	14.6%			27.3%	9.8%				24.0%
Interest income	1,009	—		1,009	6,263		—		6,263
Interest expense	(47,792)	10,798	(7)	(36,994)	(17,448)		10,119	(7)	(7,329)
Loss on early retirement of debt	(6,814)	6,814	(8)	—	—		—		—
Other income (expense), net	2,627	3,500	(9)	6,127	(629)		—		(629)

Total other income (expense), net	(50,970)	21,112		(29,858)	(11,814)		10,119		(1,695)

Income from operations before provision for income taxes	65,730	124,122		189,852	23,532		61,412		84,944
Income tax provision	(24,594)	(30,643	)(10)	(55,237)	(4,756)		(18,765	)(10)	(23,521)

Net income	$41,136	$93,479		$134,615	$18,776		$42,647		$61,423
Effective tax rate	37.4%			29.1%	20.2%				27.7%
Add back interest expense for subordinated debt, net of tax	22			22	34				34

Numerator for diluted earnings per share	$41,158	$93,479		$134,637	$18,810		$42,647		$61,457

Earnings per common share:
Basic earnings per share	$0.23			$0.76	$0.20	(12)			$0.67

Diluted earnings per share	$0.22			$0.73	$0.19	(12)			$0.63

Weighted average shares used in per share calculation:
Basic	176,387			176,387	92,298				92,298
Diluted	183,428			183,428	96,995				96,995

(1)	The Company reports Non-GAAP results which include write offs of purchased deferred revenue and exclude charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of the results of operations. In addition, charges related to non-cash interest expense incurred as a result of the retrospective application of the bifurcation requirement between equity and debt prescribed by the Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic of Debt with Conversion and Other Options have been excluded from Non-GAAP results.

(2)	Add back fair value amortization of purchased deferred revenue of $4.4 million and zero for the three months September 30, 2009 and 2008, respectively.

(3)	Add back noncash charges for purchase accounting inventory revaluations of $0.6 million and $0.5 million for the three months ended September 30, 2009 and 2008, respectively.

(4)	Add back amortization of purchased intangibles and write off of purchased in-process research and development.

(5)	Add back depreciation of purchase accounting property, plant, and equipment revaluations.

(6)	Add back business consolidation costs.

(7)	Add back charges related to non-cash interest expense as a result of the provision adopted in accordance with the ASC Topic of Debt with Conversion and Other Options of $10.8 million and $10.1 million for the three months ended September 30, 2009 and 2008, respectively.

(8)	Add back loss on early retirement of debt.

(9)	Adjust foreign currency gain on repatriation of cash used for the Applied Biosystems merger of $1.3 million offset with acquired joint venture’s purchase accounting adjustment of $4.8 million for the three months ended September 30, 2009.

(10)	Non-GAAP tax differs from GAAP tax expense primarily because certain acquisition related costs such as write off of purchased deferred revenue, charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, GAAP net income includes interest expense with related income tax benefits as a result of the provision adopted in accordance with the ASC Topic of Debt with Conversion and Other Options but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation. In addition, for the three months ended September 30, 2009 GAAP tax expense includes a $9.3 million expense to reverse a portion of the valuation allowance release benefit recorded in the first quarter of 2009. Both the valuation allowance benefit in the first quarter and the valuation allowance expense recorded in this quarter are excluded for non-GAAP purposes.

(11)	Tables represent the GAAP and Non-GAAP stand alone financial statements of Invitrogen Corporation.

(12)	Change from prior year as reported due to the provision adopted which required a retrospective application according to the ASC Topic of Debt with Conversion and Other Options.

LIFE TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

	For the nine months				For the nine months
(in thousands, except per share data)	ended September 30, 2009				ended September 30, 2008(11)
(unaudited)	GAAP	Adjustments		Non-GAAP	GAAP		Adjustments		Non-GAAP
Revenues	$2,409,229	$19,824	(2)	$2,429,053	$1,079,705		$—		$1,079,705
Cost of revenues	866,912	(60,692	)(3)	806,220	365,688		(1,409	)(3)	364,279
Purchased intangibles amortization	213,217	(213,217	)(4)	—	51,995		(51,995	)(4)	—

Gross profit	1,329,100	293,733		1,622,833	662,022		53,404		715,426

Gross margin	55.2%			66.8%	61.3%				66.3%

Operating expenses:
Selling, general and administrative	734,125	(7,271	)(5)	726,854	347,562		—		347,562
Research and development	244,843	(2,425	)(5)	242,418	95,235		—		95,235
Purchased in-process research and development	—	—		—	18,901		(18,901	)(4)
Business consolidation costs	79,635	(79,635	)(6)	—	16,090		(16,090	)(6)	—

Total operating expenses	1,058,603	(89,331)		969,272	477,788		(34,991)		442,797

Operating income	270,497	383,064		653,561	184,234		88,395		272,629
Operating margin	11.2%			26.9%	17.1%				25.3%
Interest income	3,092	—		3,092	20,535		—		20,535
Interest expense	(145,628)	31,876	(7)	(113,752)	(51,889)		29,874	(7)	(22,015)
Loss on early retirement of debt	(6,814)	6,814	(8)	—	—		—		—
Other income, net	2,190	22,280	(9)	24,470	808		—		808

Total other income (expense), net	(147,160)	60,970		(86,190)	(30,546)		29,874		(672)

Income from continuing operations before provision for income taxes	123,337	444,034		567,371	153,688		118,269		271,957
Income tax provision	(27,655)	(138,451	)(10)	(166,106)	(35,918)		(39,340	)(10)	(75,258)

Income from continuing operations	$95,682	$305,583		$401,265	$117,770		$78,929		$196,699
Income from discontinued operations, net of tax	$—	$—		$—	$1,359		$(1,359)		$—

Net income	$95,682	$305,583		$401,265	$119,129		$77,570		$196,699
Effective tax rate for continuing operations	22.4%			29.3%	23.4%				27.7%
Add back interest expense for subordinated debt, net of tax	148			148	101				101

Numerator for diluted continuing earnings per share	$95,830	$305,583		$401,413	$117,871		$78,929		$196,800

Earnings per common share:
Basic earnings per share from continuing operations	$0.55			$2.29	$1.28	(12)			$2.13

Basic earnings per share from discontinued operations	$—			$—	$0.01				$—

Diluted earnings per share from continuing operations	$0.53			$2.24	$1.21	(12)			$2.02

Diluted earnings per share from discontinued operations	$—			$—	$0.01				$—

Weighted average shares used in per share calculation:
Basic	174,941			174,941	92,357				92,357
Diluted	179,326			179,326	97,329				97,329

(1)	The Company reports Non-GAAP results which include write offs of purchased deferred revenue and exclude charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of the results of operations. In addition, charges related to non-cash interest expense incurred as a result of the retrospective application of the bifurcation requirement between equity and debt prescribed by the Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic of Debt with Conversion and Other Options have been excluded from Non-GAAP results.

(2)	Add back fair value amortization of purchased deferred revenue of $19.8 million and zero for the nine months ended September 30, 2009 and 2008, respectively.

(3)	Add back noncash charges for purchase accounting inventory revaluations of $60.7 million and $1.4 million for the nine months ended September 30, 2009 and 2008, respectively.

(4)	Add back amortization of purchased intangibles and add back purchase in-process research and development charges.

(5)	Add back depreciation of purchase accounting property, plant, and equipment revaluations.

(6)	Add back business consolidation costs.

(7)	Add back charges related to non-cash interest expense as a result of the provision adopted in accordance with the ASC Topic of Debt with Conversion and Other Options of $31.9 and $29.9 million for the nine months ended September 30, 2009 and 2008, respectively.

(8)	Add back loss on early retirement of debt.

(9)	Adjust foreign currency loss on repatriation of cash used for the acquisition of $0.5 million and joint venture purchase accounting amortization of $21.8 million for the nine months ended September 30, 2009.

(10)	Non-GAAP tax differs from GAAP tax expense primarily because certain acquisition related costs such as amortization of purchased deferred revenue, charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, GAAP net income includes interest expense with related income tax benefits as a result of the provision adopted in accordance with the ASC Topic of Debt with Conversion and Other Options but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation. During the nine months ended September 30, 2009, GAAP tax expense also includes a $15.7 million benefit for the reversal of a valuation allowance relating to a prior year capital loss carryforward and a $14.6 million capital gains tax related to ongoing corporate restructuring but excluded for non-GAAP purposes.

(11)	Tables represent the GAAP and Non-GAAP stand alone financial statements of Invitrogen Corporation

(12)	Change from prior year as reported due to the provision adopted which required a retrospective application according to the ASC Topic of Debt with Conversion and Other Options.

LIFE TECHNOLOGIES CORPORATION
CONDENSED NON-GAAP STATEMENTS OF OPERATIONS (1)

(in thousands)	For the three months	For the three months
(unaudited)	ended September 30, 2009	ended September 30, 2008(2)

Revenues	$805,086	$784,067
Cost of revenues	265,889	260,480

Gross profit	539,197	523,587

Gross margin	67.0%	66.8%

Operating expenses:
Selling, general and administrative	237,597	252,394
Research and development	81,890	80,034

Total operating expenses	319,487	332,428

Operating income	$219,710	$191,159

Operating margin	27.3%	24.4%

(1)	The Company reports Non-GAAP results which includes the amortization of purchased deferred revenue adjustments and excludes charges for business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	The three months ended September 30, 2008 provides an “as if” Invitrogen and Applied Biosystems were combined for the year beginning January 1, 2008. The results have been adjusted to comply with the Company’s definition of Non-GAAP results as defined in footnote (1). For a reconciliation to GAAP, refer to the reconciliation of historical GAAP consolidated statement of operations to Non-GAAP proforma consolidated statement of operations presented below.

LIFE TECHNOLOGIES CORPORATION
CONDENSED NON-GAAP STATEMENTS OF OPERATIONS (1)

(in thousands)	For the nine months	For the nine months
(unaudited)	ended September 30, 2009	ended September 30, 2008(2)

Revenues	$2,429,053	$2,380,707
Cost of revenues	806,220	805,272

Gross profit	1,622,833	1,575,435

Gross margin	66.8%	66.2%

Operating expenses:
Selling, general and administrative	726,854	762,913
Research and development	242,418	243,422

Total operating expenses	969,272	1,006,335

Operating income	$653,561	$569,100

Operating margin	26.9%	23.9%

(1)	The Company reports Non-GAAP results which includes the amortization of purchased deferred revenue adjustments and excludes charges for business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	The nine months ended September 30, 2008 provides an “as if” Invitrogen and Applied Biosystems were combined for the year beginning January 1, 2008. The results have been adjusted to comply with the Company’s definition of Non-GAAP results as defined in footnote (1). For a reconciliation to GAAP, refer to the reconciliation of historical GAAP consolidated statement of operations to Non-GAAP proforma consolidated statement of operations presented below.

LIFE TECHNOLOGIES CORPORATION
RECONCILIATION OF HISTORICAL GAAP CONSOLIDATED STATEMENT OF OPERATIONS
TO NON-GAAP PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

	For three months	For three months
	ended September 30, 2008	ended September 30, 2008
(in thousands)	Invitrogen Historical	Applied Biosystems
(unaudited)	GAAP	GAAP basis(2)	Adjustments		Total(1)
Revenues	$361,696	$423,965	$(1,594	)(3)(6)	784,067
Cost of revenues	125,865	138,309	(3,694	)(3)(4)(6)	260,480
Purchased intangibles amortization	17,677	2,612	(20,289	)(5)(6)	—

Gross profit	218,154	283,044	22,389		523,587

Gross margin

Operating expenses:
Selling, general and administrative	118,301	132,893	1,200	(6)	252,394
Research and development	31,430	48,604	—		80,034
Purchased in-process research and development	18,901		(18,901	)(7)	—
Business consolidation costs	14,176	4,811	(18,987	)(6)(8)	—

Total operating expenses	182,808	186,308	(36,688)		332,428

Operating income	$35,346	$96,736	$59,077		$191,159

(1)	Balance represents non-GAAP earnings as if the merger between Invitrogen and Applied Biosystems commenced prior to January 1, 2008. The balance combines as reported Life Technologies GAAP figures for both Companies and excludes costs consistent with the Company’s non-GAAP definitions. The Company reports non-GAAP results which include the amortization of purchased deferred revenue adjustments and excludes business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	Balance represents Applied Biosystems historical GAAP results adjusted for a year end consistent with Life Technologies fiscal year end and for restatement of historical results to be consistent with equity method accounting for the Company’s investment in the MDS/Sciex Joint Venture.

(3)	Includes the elimination of intercompany sales of $3.4 million

(4)	Add back noncash charges for purchase accounting inventory revaluation of $0.5 million for the three months ended September 30, 2008.

(5)	Add back amortization of purchased intangibles of $20.3 million.

(6)	Adjustments related to configuration of 4-4-5 closing period to calendar quarter period

(7)	Add back purchased in-process research and development write-off of $18.9 million.

(8)	Add back business consolidation costs of $19.0 million.

LIFE TECHNOLOGIES CORPORATION
RECONCILIATION OF HISTORICAL GAAP CONSOLIDATED STATEMENT OF OPERATIONS
TO NON-GAAP PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

	For nine months ended	For nine months ended
	September 30, 2008	September 30, 2008
(in thousands)	Invitrogen Historical	Applied Biosystems
(unaudited)	GAAP	GAAP basis(2)	Adjustments		Total(1)
Revenues	$1,079,705	$1,305,293	$(4,291	)(3)(6)	2,380,707
Cost of revenues	365,688	451,960	(12,376	)(3)(4)(6)	805,272
Purchased intangibles amortization	51,996	7,835	(59,831	)(5)(6)	—

Gross profit	662,021	845,498	67,916		1,575,435
Gross margin
Operating expenses:
Selling, general and administrative	347,560	412,853	2,500	(6)	762,913
Research and development	95,236	148,186	—		243,422
Purchased in-process research and development	18,901	—	(18,901	)(7)
Business consolidation costs	16,090	17,355	(33,445	)(6)(8)	—

Total operating expenses	477,787	578,394	(49,846)		1,006,335

Operating income	$184,234	$267,104	$117,762		$569,100

(1)	Balance represents non-GAAP earnings as if the merger between Invitrogen and Applied Biosystems commenced prior to January 1, 2008. The balance combines as reported Life Technologies GAAP figures for both Companies and excludes costs consistent with the Company’s non-GAAP definitions. The Company reports non-GAAP results which include the amortization of purchased deferred revenue adjustments and excludes business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	Balance represents Applied Biosystems historical GAAP results adjusted for year end consistent with Life Technologies fiscal year end and for restatement of historical results to be consistent with equity method accounting for the Company’s investment in the MDS/Sciex Joint Venture

(3)	Includes the elimination of intercompany sales of $12.3 million

(4)	Add back noncash charges for purchase accounting inventory revaluation of $1.4 million for the nine months ended September 30, 2008.

(5)	Add back amortization of purchased intangibles of $59.8 million.

(6)	Adjustments related to configuration of 4-4-5 closing period to calendar quarter period

(7)	Add back purchased in-process research and development write-off of $18.9 million.

(8)	Add back business consolidation costs of $33.4 million.

LIFE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months
	ended September 30,
(in thousands)(unaudited)	2009	2008(1)
Net income	$95,682	$119,126
Add back amortization and share-based compensation	357,187	85,025
Add back depreciation	82,838	30,387
Balance sheet changes	(155,377)	(33,350)
Other noncash adjustments	70,692	33,353

Net cash provided by operating activities	451,022	234,541
Capital expenditures	(103,640)	(52,846)

Free cash flow	347,382	181,695
Net cash used in investing activities	(40,747)	(56,438)
Net cash used in financing activities	(152,785)	(43,057)
Effect of exchange rate changes on cash	29,156	(15,265)

Net increase in cash and cash equivalents	$183,006	$66,935

(1)	September 30, 2009 Consolidated Statement of Cash Flows includes the impacts of the retrospective application of the bifurcation requirement prescribed by the ASC Topic of Debt with Conversion and Other Options.

LIFE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30	December 31,
(in thousands)	2009	2008(1)
	(unaudited)
ASSETS
Current assets:
Cash and short-term investments	$580,455	$448,317
Trade accounts receivable, net of allowance for doubtful accounts	596,541	580,907
Inventories	373,673	420,029
Deferred income taxes	23,214	25,563
Prepaid expenses and other current assets	132,829	137,355

Total current assets	1,706,712	1,612,171

Property and equipment, net	783,432	748,056
Goodwill	3,852,122	3,574,779
Intangible assets, net	2,116,034	2,291,767
Long-term investments	371,663	490,853
Other assets	193,882	181,133

Total assets	$9,023,845	$8,898,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$442,241	$80,000
Accounts payable, accrued expenses and other current liabilities	779,078	821,813
Income taxes and current deferred tax liabilities	91,802	105,429

Total current liabilities	1,313,121	1,007,242

Long-term debt	2,798,483	3,396,420
Pension liabilities	204,646	201,833
Income taxes and long-term deferred tax liabilities	793,947	739,343
Other long-term liabilities	103,777	97,383
Stockholders’ equity	3,809,871	3,456,538

Total liabilities and stockholders’ equity	$9,023,845	$8,898,759

(1)	December 31, 2008 Consolidated Balance Sheet includes the impacts of the retrospective application of the bifurcation requirement prescribed by the ASC Topic of Debt with Conversion and Other Options and the reclassification of amounts to conform with equity method presentation of the Company’s investment in the MDS/Sciex joint venture.